Exhibit 99.2

AMENDMENT TO

SALES AGENCY AGREEMENT

This Amendment (the “Amendment”) to the Sales Agency Agreement (the “Agreement”), dated as of April 30, 2012, by and among Eagle Bancorp, Inc., a Maryland corporation (the “Company”), EagleBank, a Maryland chartered commercial bank and the wholly owned subsidiary of the Company (the “Bank”), and Sandler O’Neill + Partners, L.P., as sales agent (the “Agent”), made as of this 19th day of October, 2012.

WHEREAS, the Company, the Bank and the Agent have entered into the Agreement, pursuant to which the Company has and may, from time to time, sell newly issued shares of its common stock, $0.01 par value per share (the “Common Stock”), having an aggregate sales price of up to $35,000,000, in a discretionary equity sales program conducted through the Agent (the “Offering”), of which an aggregate of $29,884,438.95 has been sold as of the date hereof; and

WHEREAS, the shelf registration statement on Form S-3 (File No. 333-160956) filed by the Company (as amended or supplemented, the “Original S-3”), and pursuant to which the Company filed a prospectus supplement, dated as of April 30, 2012, relating to the Offering (the “Original ProSupp”), has expired; and

WHEREAS, the Company filed a new shelf registration statement on Form S-3 (File No. 333-183054), pursuant to which the Company may offer, issue and sell, from time to time, in one or more offerings, shares of Common Stock, shares of one or more classes or series of preferred stock, depositary shares, warrants to purchase any of the foregoing equity securities, debt securities, or units consisting of one or more of these securities, having a maximum aggregate offering price of $125,000,000 (as amended or supplemented, the “New S-3”), and the New S-3 was declared effective as of 3:00 PM, Eastern time, on October 5, 2012; and

WHEREAS, as a result of the effectiveness of the New S-3, the Company may no longer offer or sell any securities under the Original S-3 or the Original ProSupp; and

WHEREAS, the Company desires to continue the Offering with respect to the $5,115,561 aggregate sales price of Common Stock unsold as of the date hereof (the “Unsold Amount”); and

WHEREAS, the Company will file a new prospectus supplement under the New S-3, to be dated as of October 19, 2012, relating to the offer and sale of the Unsold Amount in the Offering (the “New ProSupp”); and

WHEREAS, the Company, the Bank and the Agent desire to amend the Agreement to provide that all references to the “registration statement” or “Registration Statement” in the Agreement refer to the New S-3;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Effective as of 3:00 P.M., Eastern time, on October 5, 2012, the first four sentences of Section 1(a)(i) of the Agreement be, and they hereby are amended and restated to reads in their entirety as follows:

“(i)          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-183054), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”).  The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Act, is herein referred to as the “Registration Statement.”

2.             Effective as of 3:00 P.M., Eastern time, on October 5, 2012, the “Shares” subject to the Agreement, as defined in the initial paragraph of the Agreement, shall be shares of Common Stock having an aggregate gross sales price of up to $5,115,561.

3.             Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof.  As used in the Agreement, the terms: this Agreement,” “herein,” “hereunder,” hereof” and words of similar import shall refer to the Agreement as amended by this Amendment.  All capitalized terms used in this Amendment and not defined herein, which are defined in the Agreement, have the meanings ascribed to them in the Agreement.

4.             The Agreement, as amended by this Amendment, along with the exhibits and other agreements referred to in the Agreement, constitutes the entire agreement among the parties and supersedes all other prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter of the Agreement.  No provision of this Amendment may be amended other than by an instrument in writing signed by the Company and the Agent.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

5.             This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.             This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its choice of law provisions.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date first written above.

EAGLE BANCORP, INC.

By:
Name:	Ronald D. Paul
Title:	Chairman of the Board,
Chief Executive Officer and President

EAGLEBANK

By:
Name:	Ronald D. Paul
Title:	Chairman of the Board and
Chief Executive Officer

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:	Authorized Signatory